July 20, 1995
Players International, Inc.
3900 Paradise Road
Suite F
Las Vegas, Nevada  89109

     Re:  Players International, Inc.
          Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Players International, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registered offering for the benefit of the selling stockholder identified in the Registration Statement (the "Selling Stockholder") of up to 193,452 shares (the "Shares") of the Company's issued and outstanding common stock, par value $0.005 per share.

     In this connection, we have reviewed the Registration Statement, certain agreements between the Company, the Selling Stockholder and certain of their affiliated entities and certain records of the Company's corporate proceedings as reflected in its minute and stock books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     In our opinion, the Shares have been validly issued and are fully paid and non-assessable. In reaching this conclusion, we have considered the foregoing and relied upon an opinion of counsel admitted to practice law in the State of Nevada. Our Firm is not admitted to practice law in the State of Nevada.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        MORGAN, LEWIS & BOCKIUS


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